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                                                                   Exhibit 10.10



                                 BBN CORPORATION
                           1996 RESTRICTED STOCK PLAN

         I. Purpose. The purpose of this 1996 Restricted Stock Plan (the "Plan") is to advance the interests of BBN Corporation (the "Company") and its subsidiaries by enhancing the Company's ability to reward officers and directors for their contributions to the success of the Company and its subsidiaries, and to create an incentive for their efforts to increase the profitability of the Company and its subsidiaries.

         II. Effective Date. This Plan shall become effective on the later of
(i) August 15, 1996 or (ii) the date on which it is approved by the Board of Directors of the Company. Awards may thereafter be made pursuant to the terms of this Plan until September 15, 1996.

         III. Administration of the Plan. The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Board") or by such other committee as the Board shall appoint from among its members and designate to administer the Plan (the "Committee"). The Committee shall be authorized, subject to the express provisions of this Plan, to adopt, amend, and rescind rules for the administration of the Plan and its own proceedings, and to take all action necessary or appropriate to administer the Plan, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Committee shall be conclusive and shall bind all parties. The Committee shall consist of not fewer than two members of the Board, all of whom shall be "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

         IV. Eligibility. Officers and directors of the Company or its subsidiaries shall be eligible to receive awards pursuant to the Plan ("Awards"). Receipt of an Award shall not preclude an individual from receiving additional awards under any other plan of the Company.

         V. Shares Subject to Plan. Awards made pursuant to the Plan shall consist of shares of the Company's Common Stock, par value $1.00 per share (the "Shares"). Shares awarded pursuant to the Plan shall in the discretion of the Committee be authorized but unissued Shares or Shares held in treasury. The aggregate number of Shares which may be issued under this Plan shall not exceed 50,000, subject to adjustment by the Committee in the event of a stock dividend, stock split, combination of Shares, recapitalization, or other change in the Company's Common Stock.
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         VI. Terms and Conditions of the Plan.

                  A.      Grant of Awards.

                  Subject to the express provisions of this Plan, the Committee shall have the sole authority and discretion (i) to make Awards to such eligible employees and directors as the Committee shall select at such times prior to August 31, 1996 as the Committee shall determine; and (ii) to determine the size of each such Award and the terms and conditions thereof (including any provisions relating to forfeiture in addition to those required herein). In making an Award, the Committee may require a cash or other payment from the person to whom an Award is made (the "Recipient"), unless it shall determine that the consideration from the Recipient to the Company for services rendered in excess of the compensation otherwise paid to the Recipient prior to or at the time of the Award is at least equal to the par value of the authorized but unissued Shares being issued. Each Recipient shall, as a condition of receiving any Award hereunder, enter into a Restricted Stock Agreement with the Company setting forth the terms and conditions of the Award, including the requirement that the Shares are to be offered back to the Company if the Recipient's employment or position is terminated, in such form as the Committee shall determine, and a stock certificate registered in the name of the Recipient shall be issued under the conditions set forth in Section VI.C. below.

                  B.       Terms of Awards.

                  An Award shall consist of a specified number of Shares, and shall be subject to such terms and conditions as are set forth in the Restricted Stock Agreement.

                  C.       Stock Certificates.

                  Prior to the time at which a portion of an Award ceases to be subject to the requirement of resale to the Company ("vests"), the stock certificates representing Shares constituting that portion of the Award shall be held for the Recipient by the Committee or by a custodian designated by the Committee. Recipients shall receive all dividends, stockholder communications, and proxy materials with regard to the Shares constituting Awards. A certificate or certificates for Shares resold to the Company shall be returned to the Company, together with an executed stock power. A Recipient shall be entitled to any dividends or other distributions attributable to resold Shares paid after resale of such Shares with respect to a record date prior to resale.

                  Following the time at which an Award vests, a Recipient shall be entitled to delivery of the certificates representing Shares which have vested, and the Shares represented thereby shall cease to be subject to the requirement that they be resold to the Company.

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         VII. Nontransferability of Awards. No Shares, nor any interest therein, shall be transferable by the Recipient (by sale, pledge, gift, or otherwise) prior to vesting, otherwise than by will or by the laws of descent and distribution, and Shares shall be delivered only to the Recipient or, in the case of his or her death, to his or her estate.

         VIII. Tax Matters. The Committee shall require a Recipient receiving an Award hereunder to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company or any of its subsidiaries in respect of the transfer or vesting of Shares pursuant to the Award. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Recipient upon such terms and conditions as the Committee shall prescribe.

         IX. Delivery of Shares. Recipients of Shares shall cooperate to effect delivery thereof in accordance with the terms of all federal and state laws and regulations as interpreted by counsel for the Company. Without in any way limiting the generality of the foregoing, the Company may require that the certificates representing Shares bear a legend restricting the transfer thereof except upon compliance with the conditions of the Award, as stated herein and in the Restricted Stock Agreement relating thereto, and the federal and state securities laws; and that each Recipient, as a condition of such delivery, make such representations or agreements, if any, as may be required in the opinion of such counsel to avoid violation of any laws or regulations, including without limitation the registration or other provisions of the Securities Act of 1933.

         X. Employment Rights. Neither the adoption of the Plan nor the granting of Awards shall confer upon any Recipient the right to continued employment or to continue as a director with the Company or its subsidiaries, nor affect in any way the right of the Company or its subsidiaries to terminate the employment or position of any Recipient at any time.

         XI.  Adjustment, Amendment and Termination.

                  A. The Committee may adjust the number of Shares awarded to Recipients and otherwise adjust the Plan to take into consideration material changes in accounting practices or principles, recapitalizations, mergers, consolidations, stock splits, acquisitions or dispositions of stock or property, changes in fiscal year, or other events, if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

                  B. The Committee may cease making awards hereunder at any time, but in no event shall an Award be made after September 15, 1996. The Plan may be terminated, amended, or modified at any time by the Board.

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